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                                                                      Exhibit 24
                               POWER OF ATTORNEY

         Each of the undersigned hereby constitutes and appoints GORDON E. FORWARD, RICHARD M. FOWLER and JAMES R. McCRAW, and each of them, with full power of substitution as the undersigned's attorney or attorney-in-fact, to sign for each of them and in each of their names, as members of the Board of Directors, an Annual Report on Form 10-K for the year ended May 31, 1994, and any and all amendments, filed by CHAPARRAL STEEL COMPANY, a Delaware corporation, with the Securities and Exchange Commission under the provisions of the Securities Act of 1934, as amended, with full power and authority to do and perform any and all acts and things necessary or appropriate to be done in the premises.

DATED: July 14, 1994




         ROBERT ALPERT
         (Director)



         /s/ JOHN M. BELK
         JOHN M. BELK
         (Director)



         /s/ GERALD R. HEFFERNAN
         GERALD R. HEFFERNAN
         (Director)



         /s/ GERHARD LIENER
         GERHARD LIENER
         (Director)



         /s/ EUGENIO CLARIOND REYES
         EUGENIO CLARIOND REYES
         (Director)



         /s/ ROBERT D. ROGERS
         ROBERT D. ROGERS
         (Director)



STATE OF TEXAS               )
                             )
COUNTY OF DALLAS             )

                On this 15th day of July, 1994, before me personally came ROBERT ALPERT, JOHN M. BELK, GERALD R. HEFFERNAN, GERHARD LIENER, EUGENIO CLARIOND REYES AND ROBERT D. ROGERS, known to me to be the same persons described in and who executed the foregoing Power of Attorney and each of them duly acknowledged to me that they each executed the same for the purposes therein stated.
                                 /s/ GWYNN E. HERRICK
                                 ___________________________________________
                                 Notary Public in and for the
                                 State of Texas